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                                                                  Exhibit 10.23


                              CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS
                        DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED
                          SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
                        PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF
                                                               1934, AS AMENDED.

              FIRST AMENDMENT TO DEVELOPMENT AND LICENSE AGREEMENT

        This First Amendment to the Development and License Agreement (the "First Amendment") is made and entered into effective as of October 22, 2001 (the "Effective Date"), by and between Novo Nordisk A/S, Novo Alle DK-2880 Bagsvaerd, Denmark ("Novo Nordisk"), and Aradigm Corporation, 3929 Point Eden Way, Hayward, California 94545 ("Aradigm"). Novo Nordisk and Aradigm may be referred to herein as a "Party" or, collectively, as "Parties".

                                    RECITALS

        WHEREAS, effective June 2, 1998, Novo Nordisk and Aradigm entered into a Development and License Agreement (the "Development Agreement") for the development and commercialization of a system for pulmonary delivery of insulin (and potentially other related compounds);

        WHEREAS, pursuant to the Development Agreement, Aradigm granted Novo Nordisk an exclusive, worldwide license under Aradigm's Patent Rights and Know-how, to register, use, market, distribute, sell, with sublicense rights, and certain rights to package and produce products resulting from such development activities; and

        WHEREAS, the Parties desire to amend the Development Agreement to correspond with the Manufacturing and Supply Agreement entered into between Novo Nordisk and Aradigm on October 22, 2001.

        NOW THEREFORE, the Parties agree as follows:

                                    AGREEMENT

1.  AMENDMENT OF THE DEVELOPMENT AGREEMENT.

The Parties hereby agree to amend the terms of the Development Agreement as provided below. To the extent that the Development Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Agreement are contrary to or conflict with the following provisions. Where the Development Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings as such terms are defined in the Agreement.

        1.1 Article 1.12 of the Development Agreement is hereby deleted in its entirety and replaced with the following:

        "1.12 Fully Burdened Costs" shall mean the cost of raw materials (excluding unless otherwise stated the Programme Compound), components, labour (production), quality (labour, material and external analysis), third party royalties, freight, import duties, taxes



                                       1.
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        and reasonably allocated facilities, depreciation of equipment, product and professional support, and manufacturing overheads relating to the production of the specified items."

        1.2 Article 4.9(h) of the Development Agreement is hereby amended by deleting the sentence "In such case ARADIGM shall continue to be entitled to receive on an ongoing basis its [***] as specified in Article 5.2, but reduced by the [***] associated with the transfer prices, as specified in Articles 4.5 and 4.6, which shall be retained by NOVO NORDISK as compensation for being required to undertake the manufacturing function", and replacing such sentence with the following:

        "In such case ARADIGM shall be entitled to, and NOVO NORDISK shall pay, all amounts owed under Articles 5.2 and 5.5 of the Development Agreement with respect to ARADIGM's [***] on Net Sales of such Packaged Product, but, for clarification purposes, Aradigm will not receive payments of the interim transfer price pursuant to Article 4.5."

        1.3 Article 4.11 of the Development Agreement is hereby amended by deleting the sentence "ARADIGM shall continue to share in the Gross Profit associated with Packaged Products produced in this facility as specified by
Article 5 (with the [***] of product produced at such facility to be included in the calculation of Gross Profit)", and replacing such sentence with the following:

        "ARADIGM shall continue to share in the Gross Profit associated with Packaged Products produced in this facility as specified by Article 5 (with the [***] of product produced at such facility to be included in the calculation of Gross Profit), but, for clarification purposes, Aradigm will not receive payments of the interim transfer price pursuant to Article 4.5."

        1.4 Article 5.2 of the Development Agreement is hereby amended by deleting the sentence "In addition to the payments referred to in Article 5.1 above, each year during the term of this Agreement NOVO NORDISK shall pay to ARADIGM [***] on Net Sales of the Packaged Products and the Devices during such year; provided, however, that a different percentage may be applicable to Packaged Products containing Other Compounds as agreed by the parties pursuant to Article 2.1", and replacing such sentence with the following:

        "In addition to the payments referred to in Article 5.1 above, each year during the term of this Agreement NOVO NORDISK shall pay to ARADIGM [***] on Net Sales of the Packaged Products and the Devices during such year; provided, however, that a different percentage may be applicable to Packaged Products containing Other Compounds as agreed by the parties pursuant to Article 2.1."

2.      MISCELLANEOUS

        2.1 FULL FORCE AND EFFECT. This Amendment amends the terms of the Agreement and is deemed incorporated into, and governed by all the other terms of, the Development Agreement. The provisions of the Development Agreement, as amended by this Amendment, remain in full force and effect.

--------
 [***] = Confidential Treatment Requested


                                       2.
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        2.2 COUNTERPARTS; FACSIMILE. This First Amendment may be executed in counterparts and by facsimile.


        IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date.

NOVO NORDISK A/S                           ARADIGM CORPORATION

Novo Alle DK-2880                          3929 Point Eden Way
Bagsvaerd, Denmark                         Hayward, CA 94545


By:  /s/ Kare Schultz                      By:  /s/ Richard P. Thompson
     --------------------------------           --------------------------------
Name:  Kare Schultz                        Name:  Rich Thompson
Title:  Executive Vice President           Title:  Chairman, President and Chief
                                                    Executive Officer


                                       3.